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                                                                  EXHIBIT 23.03

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Cardinal Health, Inc. on Form S-4 of our report dated November 17, 1995, appearing in the Annual Report on Form 10-K of PCI Services, Inc. for the year ended September 30, 1995 and to the references to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania
September 10, 1996